BANK OF AMERICA CORPORATION AND SUBSIDIARIES                                                                       EXHIBIT 12(B)
Ratio of Earnings to Fixed Charges and Preferred Dividends
------------------------------------------------------------------------  ----------------------------------------------------------



                                                                                            YEAR ENDED DECEMBER 31
                                                           THREE MONTHS   ----------------------------------------------------------

                                            ENDED
(DOLLARS IN MILLIONS)                                     MARCH 31, 1999    1998        1997          1996       1995       1994
-------------------------------------------------------   --------------  ----------------------------------------------------------

EXCLUDING INTEREST ON DEPOSITS
Income before income taxes                                      $ 2,990      $ 8,048     $ 10,556      $ 9,311   $ 8,377    $ 7,010

Less: Equity in undistributed (earnings) losses
  of unconsolidated subsidiaries                                     (3)         162          (49)          (7)      (19)       (55)

Fixed charges:
     Interest expense (including capitalized interest)            2,288        9,479        8,219        7,082     6,354      4,572
     1/3 of net rent expense                                         84          335          302          282       275        250
                                                          --------------  ----------------------------------------------------------
        Total fixed charges                                       2,372        9,814        8,521        7,364     6,629      4,822

Preferred dividend requirements                                       3           40          183          332       426        467
                                                          --------------  ----------------------------------------------------------
Earnings (excluding capitalized interest)                       $ 5,359     $ 18,024     $ 19,026     $ 16,668  $ 14,987   $ 11,774
                                                          --------------  ----------------------------------------------------------
Fixed charges and preferred dividends                           $ 2,375      $ 9,854      $ 8,704      $ 7,696   $ 7,055    $ 5,289
                                                          --------------  ----------------------------------------------------------
Ratio of earnings to fixed charges and preferred dividends         2.26         1.83         2.19         2.17      2.12       2.23
                                                          ==============  ==========================================================



                                                                                             YEAR ENDED DECEMBER 31
                                                           THREE MONTHS   ----------------------------------------------------------
                                                              ENDED
(DOLLARS IN MILLIONS)                                     MARCH 31, 1999    1998          1997          1996       1995       1994
-------------------------------------------------------   --------------  ----------------------------------------------------------

INCLUDING INTEREST ON DEPOSITS

Income before income taxes                                      $ 2,990      $ 8,048     $ 10,556      $ 9,311   $ 8,377    $ 7,010

Less: Equity in undistributed (earnings) losses
  of unconsolidated subsidiaries                                     (3)         162          (49)          (7)      (19)       (55)

Fixed charges:
Interest expense (including capitalized interest)                 4,601       20,290       18,903       16,682    16,369     11,083
1/3 of net rent expense                                              84          335          302          282       275        250
                                                          --------------  ----------------------------------------------------------
        Total fixed charges                                       4,685       20,625       19,205       16,964    16,644     11,333

Preferred dividend requirements                                       3           40          183          332       426        467
                                                          --------------  ----------------------------------------------------------
Earnings (excluding capitalized interest)                       $ 7,672     $ 28,835     $ 29,710     $ 26,268  $ 25,002   $ 18,285
                                                          --------------  ----------------------------------------------------------
Fixed charges and preferred dividends                           $ 4,688     $ 20,665     $ 19,388     $ 17,296  $ 17,070   $ 11,800
                                                          --------------  ----------------------------------------------------------
Ratio of earnings to fixed charges and preferred dividends         1.64         1.40         1.53         1.52      1.46       1.55
                                                          ==============  ==========================================================
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